Exhibit 99.1

Stericycle Nominates New Candidates for Election to Board of Directors

Nominees Include James J. Martell and James L. Welch

Company Announces Agreement with Saddle Point Management, L.P.

BANNOCKBURN, Ill., March 27, 2020 (Globe Newswire) -- Stericycle, Inc. (Nasdaq: SRCL) (“Stericycle” or the “Company”) today announced that its Board of Directors has agreed to nominate James J. Martell (“Jim”), former Chief Executive Officer of Express-1, the predecessor company to XPO Logistics, and James L. Welch, former Chief Executive Officer of YRC Worldwide, as director nominees to stand for election to the Board at the Company’s 2020 Annual Meeting of Stockholders.

The director nominations follow ongoing discussions with Saddle Point Management, L.P. (“Saddle Point”), a current investor in the Company. In connection with the Board’s agreement to nominate Mr. Martell and Mr. Welch, Stericycle and Saddle Point have entered into a settlement agreement, including customary standstill and related provisions.

“We are pleased to nominate Jim and James as part of our ongoing commitment to maintain a highly qualified, independent board with an impressive range of expertise to help guide Stericycle in our continued transformation,” said Robert Murley, Chairman of Stericycle. “Jim and James are seasoned executives who bring a deep level of experience in logistics and transportation, two areas that are key to our operations and the successful execution of the key business priorities that will drive improved performance and enhanced shareholder value at Stericycle. We look forward to benefiting from their fresh perspectives and relevant expertise as part of the Stericycle Board.”

Mr. Martell brings over 40 years of invaluable logistics expertise, including implementing disruptive transportation technology, as well as significant leadership experience as both an executive and board member. Mr. Welch has deep experience in both logistics and transportation, having served in a series of executive positions at YRC Worldwide throughout more than 40 years with the company, in addition to extensive experience as a director on public company boards. The nominees provide important and valued perspectives to the Board, as Stericycle continues to focus on driving operational cost efficiencies and improved performance.

“As shareholders in Stericycle, we strongly support the nomination of Jim and James to the Stericycle Board and are proud to have worked closely in the process that resulted in the nominations,” said Roy Katzovicz, Chief Executive Officer of Saddle Point. “The deep expertise of each of these nominees will further supplement the current Board and provide the enhanced logistics and technology perspectives Stericycle needs to further support and oversee the operational turnaround underway.”

In addition to Mr. Martell and Mr. Welch, Stericycle expects to nominate its existing directors for election at the 2020 Annual Meeting resulting in an expanded Board of twelve members. These nominations continue the Stericycle Board’s pattern of significant refreshment – including Mr. Martell and Mr. Welch, Stericycle has added nine new independent directors to the Board in the last three years.  The Board will also form an Operations and Safety Committee to provide oversight regarding the Company’s operational, safety and environmental objectives.  The Committee will be chaired by Cindy Miller, Stericycle’s Chief Executive Officer, and will include Mr. Martell and Mr. Welch, along with current Board members Veronica Hagen and Stephen Hooley.

The complete agreement between Stericycle and Saddle Point will be included as an exhibit to the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”). Additional details regarding the 2020 Annual Meeting of Shareholders will be included in the Company’s definitive proxy materials, which will be filed with the SEC.

BofA Securities is serving as financial advisor and Latham & Watkins LLP is serving as legal advisor to Stericycle. Spotlight Advisors, LLC is serving as financial advisor and Proskauer Rose LLP is serving as legal advisor to Saddle Point.

James J. Martell Biography

James J. Martell, a logistics veteran with 40 years of industry experience, most recently served as Chief Executive Officer of Express-1, the predecessor company of XPO Logistics. Mr. Martell joined Express-1 after serving as Chief Executive Officer of SmartMail, which he sold to DHL, from 1999 to 2006. Before that, Mr. Martell was a founding senior executive of UTi Worldwide, a global transportation and logistics company, which he managed from 1995 to 1999. Prior to UTi Worldwide, Mr. Martell spent nearly 14 years in various management positions at FedEx and UPS.

Mr. Martell has served on boards of multiple logistics and transportation companies, including Cirrus Aircraft (2005 to 2011), XPO Logistics (2005 to 2016), GEODIS (2007 to 2015), P&S Transportation (2012 to 2017) and Livingston International (2016 to 2019). He also served tenures as Chairman of the Board for GEODIS and XPO Logistics. Mr. Martell currently sits on the boards of Mobile Mini (since 2010), ProTrans International (since 2012), MyUS.com (since 2012), Ameriflight (since 2014), Transforce (since 2015), Quality Distribution (since 2015), uShip (since 2016), Baxter Planning Systems (since 2017) and Transplace (since 2018).

Mr. Martell holds a Bachelor of Science degree in Business Administration and Management from Michigan Technological University and attended the Harvard Business School Executive Education program on Board Governance.

James L. Welch Biography

Before retiring in 2018, James L. Welch served as Chief Executive Officer of YRC Worldwide, a holding company of several brands focused on shipping and supply chain solutions in North America. Mr. Welch re-joined YRC in 2011 from same-day transportation provider Dynamex Inc., where he had served as President and CEO since 2008. Prior to that, he served as a Consultant at Goldman Sachs Special Situations Group. Mr. Welch started his career in 1978 at YRC Worldwide, where he spent over 28 years working for Yellow Transportation and held multiple positions across the organization, including President and CEO.

Mr. Welch currently sits on the boards of Schneider National, where has served since 2018, and SkyWest, Inc., where he has served since 2007. He previously sat on the boards of YRC WorldWide from August 2011 to July 2018, Roadrunner Transportation Systems from 2010 to 2011, and Spirit Aerosystems Holdings from 2008 to 2011.

Mr. Welch holds a bachelor of science degree from West Texas A&M University and completed executive programs at Yale University and Arizona State University.

About Stericycle

Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguards the environment.

Stericycle serves more than one million customers in all 50 U.S. states and 18 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

About Saddle Point

Saddle Point Management, L.P. is a private investment firm focused on public and private investments.  The firm is based in New York City and registered with the Securities and Exchange Commission.

Contact:

Stericycle Investor Relations

847-607-2012

Media

Sard Verbinnen & Co.

Bryan Locke, Mike DeGraff or Lindsay Charles

Stericycle-SVC@SARDVERB.com

Saddle Point Management, L.P.

Anne Sullivan

info@saddlept.com

212-951-1223

Safe Harbor Statement

This press release may contain forward-looking statements.  When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.  Factors that could cause such differences include, among others, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, including the risk that the Domestic Environmental Solutions transaction may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of such transaction, including the receipt of certain governmental and regulatory approvals, the effect of the announcement or pendency of the Domestic Environmental Solutions transaction on Stericycle’s business relationships, operating results and business generally and risks related to diverting management’s attention from Stericycle’s ongoing business operations, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.